Exhibit 99.1

Cubic Announces Proposed Public Offering of Common Stock

SAN DIEGO — November 26, 2018 — Cubic Corporation (NYSE:CUB) today announced that it has commenced an underwritten public offering of 3,300,000 shares of its common stock. In connection with this offering, Cubic expects to grant the underwriters a 30-day option to purchase up to 495,000 additional shares at the public offering price, less the underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurances as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cubic intends to use the net proceeds from the offering to repay a portion of its outstanding borrowings under its revolving credit agreement used to finance the acquisition of Trafficware, and the remainder for general corporate purposes.

J.P. Morgan and Citigroup are acting as joint book-running managers and representatives of the underwriters of the offering.

The shares described above are being offered by Cubic pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Cubic with the Securities and Exchange Commission (SEC) and that became automatically effective on August 17, 2018. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained from J.P. Morgan Securities

LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (telephone: 866-803-9204), or by e-mail at prospectus-eq_fi@jpmorgan.com, or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (telephone: 800-831-9146).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

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About Cubic Corporation

Cubic is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense C4ISR and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Our teams innovate to make a positive difference in people’s lives. We simplify their daily journeys. We promote mission success and safety for those who serve their nation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about our expectations regarding the completion, timing and size of our proposed public offering, our expectations with respect to granting the underwriters a 30-day option to purchase additional shares and the anticipated use of proceeds from the offering. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with our business and finances in general. In addition, please refer to the risk factors contained in our

SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Investor Contact

Kirsten Nielsen

Investor Relations

PH +1 212-331-9760

Kirsten.Nielsen@cubic.com

Media Contact

Laura Chon

Corporate Communications

Cubic Corporation

PH: +1 858-735-5989

Laura.Chon@cubic.com